                AMENDMENT NO. 1 TO MPCI GENERAL AGENCY AGREEMENT
                  (hereinafter referred to as the "Amendment")

                           entered into by and between

                        FIREMAN'S FUND INSURANCE COMPANY
                               Novato, California
                   (hereinafter referred to as the "Company")

                                       and

                          CROP GROWERS INSURANCE, INC.
                              Overland Park, Kansas
                (hereinafter referred to as the "General Agent")

WHEREAS, Company and General Agent entered into a MPCI General Agency Agreement on or about March 29, 1995 in which the General Agent agreed to act as the Managing General Agent for the Company in the writing of federally reinsured MultiPeril Crop Insurance ("MPCI") that was to be written through a federally approved Standard Reinsurance Agreement (the "1996 SRA"), then between Plains Insurance Company ("Plains"), an insurance affiliate of the General Agent, and the Federal Crop Insurance Corporation ("FCIC") (such MPCI General Agency Agreement shall be hereinafter referred to as the "1996 MPCI Agreement");

WHEREAS, on or about July 10, 1996 Company and General Agent entered into a new MPCI General Agency Agreement that governed MPCI written to cover crops that were planted during the 1997 Crop Year (July 1, 1996 to July 1, 1997) and subsequent Crop Years (the "1997 MPCI Agreement");

WHEREAS, the 1997 MPCI Agreement expressly provides that the 1996 MPCI Agreement shall continue in full force and effect and continue to apply to the MPCI insurance insuring crops planted during the crop year from July 1, 1995 to July 1, 1996 (the "1996 Crop Year");

WHEREAS, the Company assumed the obligations of Plains under the 1996 SRA on or about July 15, 1996;

WHEREAS, under the 1996 SRA the Company is responsible for the payment of premium to the FCIC for MPCI written through the 1996 SRA, including all premium declared for policies by the appropriate reporting date in the spring of 1996, including premium written by all policy issuing companies listed in the 1996 SRA Plan of Operation that is attached to and forms a part of the 1996 SRA (hereinafter referred to singularly or collectively as the "Policy Issuing Companies") regardless of whether such premium is collected or not;

WHEREAS, pursuant to federal regulations issued by the Department of Agriculture payment of premiums for spring crops that are reinsured under the 1996 SRA are due on November 29, 1996 (the "November Due Date"), December 31, 1996 (the "December Due Date"), and February 28, 1997 (the "February Due Date"). The insureds must pay such premiums by the first day of the month in which the Due Date occurs (the "Insured Due Date"). If the insureds do not make payment by the Insured Due Date, pursuant to federal regulations the insured may be charged simple interest at the rate of 1.25% per month until payment is made;

WHEREAS, pursuant to the terms of the MPCI policies issued by the Policy Issuing Companies to the insureds, if the insureds do not pay the premium by the appropriate Insured Due Date, the insureds must pay simple interest on the outstanding premium at the rate of 1.25% per month until payment is made (the "Contract Interest");

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

WHEREAS, the General Agent is responsible for the collection of all premium for policies issued by the Company pursuant to this Agreement and for policies issued by other Policy Issuing Companies pursuant to other agency agreements between the General Agent and such Policy Issuing Companies;

WHEREAS, in prior years, the General Agent has advanced through bank borrowings premium due from insureds and not yet collected by the applicable due date pursuant to the policies to the FCIC on behalf of the Policy Issuing Companies and the holder of the SRA;

WHEREAS, as a result of such premium advancement the General Agent concurrently succeeded to the rights to collect such advanced premium due from the insureds and charged the insureds the Contract Interest until such premium was paid by the insured;

WHEREAS, the General Agent and the Company have agreed that the Company, as the SRA holder and in its capacity as a party to the 1996 SRA that has the ultimate premium responsibility for the MPCI that is written pursuant to the 1996 SRA, will advance such premium to the FCIC on the applicable due date on behalf of such insureds that have not yet paid such premium;

WHEREAS, the Company shall, as a result, become the party entitled to collect such advanced premium due from the insureds and to collect the Contract Interest due under the policies as provided herein until such premium is paid by the insureds; and

WHEREAS, the amount to be advanced by the Company on behalf of insureds shall not exceed fifty million dollars ($50,000,000.00) and is currently estimated to be approximately twenty-nine million dollars ($29,000,000.00) on the November Due Date, fifteen million dollars ($15,000,000.00) on the December Due Date and five hundred thousand dollars ($500,000.00) on the February Due Date;

NOW THEREFORE, the Company and the General Agent hereby enter into this Amendment in order to facilitate and document the terms and conditions of this agreement.

Section 5.1 is hereby amended and restated to read in its entirety:

5.1 The General Agent shall bill, collect, receive and receipt for premiums as they become due. All premiums for business produced under this Agreement shall be handled by the General Agent in strict accordance with FCIC rules. The General Agent, due to the Company's assumption of the obligations of Plains under the 1996 SRA, is also collecting premium on behalf of other Policy Issuing Companies pursuant to agency agreements between the General Agent and such Policy Issuing Companies. The General Agent represents and warrants that it is handling such business produced under those agency agreements in strict accordance with FCIC rules.

Section 5.2 is hereby amended and restated to read in its entirety:

5.2 The General Agent is authorized to pay premiums on behalf of insureds. If the General Agent pays premium on behalf of any insured, the premium subsequently collected from the insured on whose behalf the General Agent has paid premium shall belong to the General Agent and the Company shall have no further interest therein. The General Agent is also authorized by the other Policy Issuing Companies to advance premium on behalf of any insured under such policies issued by such Policy Issuing Companies. The General Agent has received similar acknowledgements and/or assignments of the right to advance premium on behalf of the other Policy Issuing Companies, with the General Agent therefore acceding to all rights in any of the subsequently paid premium. The General Agent further recognizes and acknowledges that pursuant to Section 5.6 of this 1996 MPCI Agreement, all such rights to such advanced premium shall be assigned to the Company.

Section 5.3 is hereby amended and restated to read in its entirely:

5.3 All premiums, including any Assigned Premiums as defined in Section 5.6 of this Amendment, received by the General Agent, either before or after termination of this Agreement, and Contract Interest shall be held by the General Agent in trust in a fiduciary capacity in a bank that is a member of the Federal Reserve System and whose accounts are insured by the Federal Deposit Insurance Corporation pursuant to Section 40-2,132 of the Kansas Insurance Code (hereinafter referred to as the "Premium Trust Account"). Such Premium Trust Account shall be maintained separately from any other premium trust account and the General Agent shall deposit only premiums due to or from the Company, other Policy Issuing Companies, and insureds and not commingle operating funds of the General Agent with premiums maintained in the Premium Trust Account.

Section 5.4 is hereby amended and restated to read in its entirely:

5.4 Premiums held by the General Agent for and on behalf of the Company in the Premium Trust Account may be invested by the General Agent in Authorized Investments until paid to the Company or the FCIC. "Authorized Investments" shall consist of (a) deposits in deposit accounts or certificates of deposit with maturities not exceeding one (1) year held in or issued by banks or savings and loan associations insured by the United States Government and approved by the Company, or (b) United States government bonds and treasury certificates or other obligations for which the full faith and credit of the United States are pledged for payment of principal and interest maturities of not more than one
(1) year, but not contracts or options for the sale and purchase thereof, or securities indexed thereto. It shall be the responsibility of the General Agent to maintain sufficient liquidity in the Premium Trust Account to make timely payment of all amounts due to the Company. The length of maturity of any investment in the Premium Trust Account shall not excuse any late payment or remittance. Any interest and/or dividends paid on such Authorized Investments shall be for the benefit of and shall be the property of the General Agent, except that such interest and/or dividends shall not be deemed to include the Contract Interest.

Section 5 shall be amended to add the following Sections 5.6 through 5.10:

5.6 The General Agent is also authorized to pay premiums on behalf of insureds by the other Policy Issuing Companies. If and when the General Agent makes such payment of premiums on such other Policy Issuing Company's behalf, the General Agent accedes to all rights in any such subsequently collected premium. Pursuant to Section 5A, the Company is agreeing to advance the payment of such premiums due under policies issued by the other Policy Issuing Companies to the FCIC on the November, December and February Due Dates. The Company is actually advancing such premiums due from insureds covered by the 1996 SRA. Such advance shall also hereby be on behalf of the General Agent pursuant to its rights to advance premiums on behalf of the Policy Issuing Companies consistent with the General Agent's agency agreements with such Policy Issuing Companies. In exchange for the Company's agreement to advance such premiums advanced by the General Agent, the General Agent hereby assigns to the Company all of the General Agent's right, title and interest pursuant to its agency agreements with the Policy Issuing Companies in any such premiums (the "Assigned Premiums"). The General Agent hereby expressly grants a security interest to the Company in the Assigned Premiums to the extent

General Agent should be deemed for whatever reason to retain any interest in such Assigned Premiums. The General Agent hereby grants the Company a power of attorney to act as the General Agent's attorney-in-fact for the SOLE purpose of executing any appropriate UCC-1 or other similar financing statement, and any extensions or amendments thereto, as the Company deems necessary for the purpose of perfecting the Company's security interest in such Assigned Premiums.

5.7 Pursuant to the terms of the 1996 SRA, the Company is responsible to the FCIC for any premiums for policies reinsured under the 1996 SRA, regardless of whether any such premium is actually collected or which Crop Year is covered. The General Agent under this Agreement and pursuant to its other agency agreements with the other Policy Issuing Companies has responsibility to both report policies to be included under the 1996 SRA and to collect premium for such policies. The General Agent hereby agrees that it shall be responsible to the Company for all such premium for which the Company is responsible to pay to the FCIC under the 1996 SRA, regardless of whether the General Agent is able to collect such premium or not ("Earned Premium Responsibility"). This Earned Premium Responsibility shall apply to premiums due on all policies which are covered under the 1996 SRA, regardless of whether such policies are issued by the Company or by the other Policy Issuing Companies or which Crop Year is covered. All such premium shall be due to the Company no later than the Premium Advance Due Date, as defined in Section 5A.7, below.

5.8 It is understood that all premiums, including Assigned Premiums, on MPCI written under the 1996 SRA, which are paid to the General Agent, belong to the Company, as provided herein. Additionally, all Contract Interest belongs to the Company, until and unless assigned or reassigned to the General Agent. Commissions and/or fees the Company pays to the General Agent are debts the Company owes the General Agent. The privilege of deducting the General Agent's commissions and/or fees from such premiums and/or Contract Interest due the Company shall not be construed as a waiver by the Company of the Company's exclusive ownership of all such premiums and Contract Interest due. Should any dispute arise, all such premiums and Contract Interest shall be paid to the Company, including any amounts in dispute, with full reservations of the Agent's rights.

5.9 The General Agent shall establish and maintain internal controls and record keeping mechanisms for the safekeeping and full accounting of all cash receipts, cash disbursements, premium billings, collections and policyholder records relating to policies or evidences of insurance issued by the Company or reasonably required for the fulfillment of the General Agent's duties.

5.10 The General Agent and the Company shall settle and pay premiums, commissions, fees and credits on a monthly basis, except as provided in Sections 5A.6 and 5A.7, below.

The 1996 MPCI Agreement is hereby amended to add the following Section 5A and
Section 5B:

SECTION 5A - PREMIUM ADVANCES

5A.1   The Company agrees to advance to the FCIC premiums due under MPCI policies issued under the 1996 SRA ("Premium Advances"). Such Premium Advances shall be made on behalf of insureds insured under such policies. The policies for which Premium Advances will be made will be selected by the General Agent. Included within such Premium Advances will be advances previously made for April, May and July 1996 on behalf of insureds by the General Agent that have not yet been repaid by the insureds (the "Refinanced Spring Advances"). The amount of the Refinanced Spring Advances as of the November Due Date is one million five hundred thirty-eight thousand six hundred thirty-seven dollars ($1,538,637.00). The Company's obligation to make Premium Advances in the aggregate for all insureds shall not exceed fifty million dollars ($50,000,000.00) at any time. It is anticipated that the aggregate net Premium Advances to be made on the November Due Date shall be approximately twenty-nine million dollars ($29,000,000.00), the net Premium Advances to be made on the December Due Date shall be approximately fifteen million dollars ($15,000,000.00) and the net Premium Advances to be made on the February Due Date shall be approximately five hundred thousand dollars ($500,000.00). At no time shall the total outstanding aggregate net Premium Advance total exceed fifty million dollars ($50,000,000.00).

5A.2   As a condition precedent to the Company's obligation to make such Premium
Advances the Company shall be permitted to perform an audit and review of the General Agent's accounting and internal controls for processing of premium billings, remittance processing and related accounting. Such audit and review shall be of a scope and depth satisfactory to the Company in the Company's sole discretion and the Company shall have the right to determine in the Company's sole discretion that such controls and related accounting processes and procedures are satisfactory to the Company.

5A.3   The General Agent shall supply the Company in form and detail satisfactory to the Company in the Company's sole discretion, no later than November 25, 1996, the amount of net Premium Advances to be made by the Company on the November Due Date. Such information shall include, but not be limited to the amount of total premiums to be paid, total premiums to be advanced, total premiums collected on policies for which payments on the November Due Date are to be made, and total loss credits that shall be applied against premiums for which payments on the November Due Date are to be made. Similar information regarding premiums due on the December and February Due Dates shall be supplied to the Company by the General Agent no later than December 23, 1996 and February 21, 1997, respectively, with respect to net Premium Advances to be made by the Company on the respective December and February Due Dates.

5A.4   No later than 1:00 p.m. P.S.T. on November 27, 1996, the General Agent
shall pay to the Company by wire transfer the total premiums collected for which payments are to be made on the November Due Date ("Collected November Premiums"). Such Collected November Premiums shall include both premiums collected by the reporting cut-off date for that month established by the FCIC for reporting the amount of such monthly collections (the "Monthly Reported Collections") and all additional collected premiums collected between such monthly cut-off date and date the General Agent transfers such funds to the Company (the "Additional Collections"). On the November Due Date the Company shall pay the FCIC by wire transfer the total premiums to be paid on the November Due Date, less appropriate loss credits and other amounts due to or from the FCIC pursuant to the terms of the 1996 SRA ("Net November Premiums").

To the extent the General Agent has not yet remitted the total premiums collected for which payments are to be made on the December Due Date, the General Agent shall pay to the Company by wire transfer such remaining collections no later than 1:00 p.m. P.S.T. on December 30, 1996. The total of all premiums collected for which payments are to be made on the December Due Date shall constitute the "Collected December Premiums". Such Collected December Premiums shall include both Monthly Reported Collections and Additional Collections. On the December Due Date the Company shall pay the FCIC by wire transfer the total premiums to be paid on the December Due Date, less appropriate loss credits and other amounts due to or from the FCIC pursuant to the terms of the 1996 SRA ("Net December Premiums").

To the extent the General Agent has not yet remitted the total premiums collected for which payments are to be made on the February Due Date, the General Agent shall pay to the Company by wire transfer such remaining collected February premiums no later than 1:00 p.m. P.S.T. on February 27, 1997. The total of all premiums collected for which payments are to be made on the February Due Date shall constitute the "Collected February Premiums". Such Collected February Premiums shall include both Monthly Reported Collections and Additional Collections. To the extent necessary, on the February Due Date the Company shall pay the FCIC by wire transfer the total premiums to be paid on the February Due Date, less appropriate loss credits and other amounts due to or from the FCIC pursuant to the terms of the 1996 SRA ("Net February Premiums").

5A.5   Contract Interest shall be calculated by applying the simple interest rate of 1.25% per month to all outstanding Premium Advances for the period of time such Premium Advances are actually outstanding, without regard for the actual interest paid by the insureds. November 29, 1996 shall be used for the purpose of calculating the commencement of Contract Interest on the Refinanced Spring Advances. The General Agent shall be responsible to the Company for any and all such Contract Interest regardless of whether the General Agent is able to collect such Contract Interest.

5A.6   Commencing December 9 and each subsequent Monday, or following business day, if Monday is a holiday, the General Agent shall pay to the Company by wire transfer an amount equal to all collections received from insureds for which Premium Advances have previously been made ("Weekly Premium Collections"), together with all Contract Interest (net of the Premium Advance Service Fee described in Section 5A.8, below) ("Weekly Net Contract Interest") due from the General Agent through the previous Friday. All such Weekly Premium Collections shall be applied to reduce the outstanding amount of the aggregate Premium Advance balance. Additionally, once a month, as received by the General Agent from the FCIC, the General Agent shall pay to the Company by wire transfer the total amount received from the FCIC for loss payments against premiums that have previously been the subject of a Premium Advance ("Loss Payments"). Such Loss Payments shall also be applied to reduce the outstanding amount of the aggregate Premium Advance balance. Notwithstanding the foregoing, any payments made under this section shall be applied first toward outstanding Contract Interest and then toward outstanding Premium Advances.

5A.7   Notwithstanding anything else in the Agreement to the contrary, on March
31, 1997 (the "Premium Advance Due Date"), or on an earlier date at the sole option of the General Agent, the General Agent shall pay to the Company the total aggregate outstanding Premium Advance balance, together with all outstanding Contract Interest. Once that payment is made and the Premium Advances have been repaid to the Company, the Company shall be entitled to no further Contract Interest and the General Agent shall be entitled to no further Premium Advance Service Fee for Advanced Premiums paid by insureds after that date. Further, upon full satisfaction of the outstanding Premium Advance balance and all outstanding Contract Interest, the Company hereby reassigns all Assigned Premiums to the General Agent, assigns all rights the Company has to receive Contract Interest to the General Agent, and agrees to execute and file termination statements with respect to its security interests in the Assigned Premiums and Profit Sharing provided in sections 5.6 and 5A.9, hereof. Any prepayment by the General Agent of all of its financial obligations under this Agreement in advance of the Premium Advance Due Date shall be without penalty.

5A.8   To compensate the General Agent for performing their duties to collect the premiums that are the subject of the Premium Advances, the Company agrees that the General Agent shall receive a fee equal to thirty-three and a third percent (33 1/3%) of the total Contract Interest ("Premium Advance Service Fee").

5A.9   The General Agent hereby grants to the Company a security interest in all underwriting gain and/or profit sharing that would otherwise be due the General Agent pursuant to section 10 of this 1996 MPCI Agreement, as well as any similar underwriting gain and/or profit sharing that would otherwise be due the General Agent pursuant to the General Agent's agreement with Continental Insurance Company with respect to the 1996 Crop Year ("Profit Sharing"). The General Agent hereby grants the Company a power of attorney to act as the General Agent's attorney-in-fact for the SOLE purpose of executing any appropriate UCC-1 or other similar financing statement, and any extensions or amendments thereto, as the Company deems necessary for the purpose of perfecting the Company's security interest in such Profit Sharing.

SECTION 5B - FINANCIAL COVENANTS

5B.1   So long as any Premium Advances and Contract Interest remains unpaid and outstanding the General Agent shall not without the Company's prior written consent:

          a. Create, incur, assume, or suffer to exist or permit any subsidiary or affiliate (excluding the Company to the extent it should be deemed an affiliate of the General Agent for any purpose) to create, incur, assume, or suffer to exist, any debt, except:

               (i)  Debt of the General Agent under this Agreement;

               (ii) Accounts payable to trade creditors for goods or services incurred in the ordinary course of business, and paid within the specified time, which are not delinquent or which are being contested in good faith and by appropriate proceedings;

             (iii) Debt for current taxes, assessments, governmental charges, or levies, which are not delinquent or which are being contested in good faith by appropriate proceedings;

              (iv) Capitalized lease obligations not in excess of $100,000 in the aggregate in any calendar year;

               (v) Any other debt, singularly or in the aggregate, not in excess of $100,000 in any one fiscal year of the General Agent; or

               (vi) Any other debt existing on the date hereof (except as otherwise disclosed in Crop Growers Corporation's '34 Act filings, there is no debt in excess of $100,000 to any one party);

          b. Make, assume or incur any obligations for capital expenditures if by reason thereof the aggregate of all such expenditures payable by the General Agent and all its subsidiaries during the then current or during any subsequent fiscal year would exceed $500,000.00;

          c. Pay any dividends and/or retire, redeem or purchase any stock of the General Agent;

          d. Make any advances or capital contributions to any subsidiary or affiliate of the General Agent, except in the ordinary course of business and consistent with past practices to the extent such advances or contributions do not exceed $25,000 to total, and for payroll paid by Crop Growers Employers Organization, Inc.

Section 14 is hereby amended and restated to read in its entirety:

SECTION 14 - RECORDS

14.1 The General Agent shall maintain separate records of business written by the General Agent on the Company's behalf. The General Agent's records and its expiration rights, ("Expiration Rights and Records") are the General Agent's property. The General Agent has the right to use and control such Expiration Rights and Records. The Company shall have access and the right to copy all accounts and records related to the Company's business, including the right to inspect and audit the General Agent's financial and accounting records for the purpose of verifying compliance with this Agreement. All such records shall be retained for the minimum time periods required by Kansas law, or for such longer time periods if so required by the state law of a state having jurisdiction over a particular insured.

14.2 The Company and the insurance commissioner of the Company's state of domicile or any other insurance commissioner having jurisdiction over the business covered by this Agreement shall have the right at any reasonable time to examine and copy all accounts and records in the possession of the General Agent referring to business effected hereunder.

14.3 The General Agent hereby grants the Company a security interest in the General Agent's Expiration Rights and Records. The General Agent hereby grants the Company a power of attorney to act as the General Agent's attorney-in-fact for the SOLE purpose of executing any appropriate UCC-1 or other similar financing statement, and any extensions or amendments thereto, as the Company deems necessary for the purpose of perfecting the Company's security interest in such Expiration Rights and Records, provided that such security interest shall be subordinate to the security interest of any party providing financing on a secured basis to Crop Growers Corporation, the General Agent, or their respective subsidiaries, currently or in the future, such as Crop Growers Corporation's current line of credit with First Interstate Bank of Montana.

Sections 17.4 through 17.6 are hereby amended and restated to read in their entirely and the following Sections 17.7 through 17.10 added:

17.4 The Company may terminate this Agreement immediately without notice to the General Agent, with respect to any and all states in which the General Agent is authorized to act as the Company's managing general agent pursuant to this Agreement, in the event that the General Agent loses its license or authorization to engage in the insurance business as contemplated and required by this Agreement, whether through revocation, suspension, nonrenewal or otherwise if such license termination is due to any of the reasons stated in Kansas Insurance Laws Section 40-242, or similar statute under another state's law. In any state in which the General Agent's license is terminated, the General Agent's authority under this Agreement shall cease immediately without notice until such license is restored.

17.5 In the event of fraud or intentional misappropriation of funds by the General Agent, the Company may terminate this Agreement by written notice effective immediately. This Agreement may be terminated immediately upon 30 days written notice by the Company to the General Agent in the event the General Agent fails to pay premiums or meet other financial obligations to the Company when due or otherwise violates the terms of this Agreement, which failure or violation is not cured within such 30 day period, except that any failure to pay when due any repayment of Premium Advances, or payment of Contract Interest, Weekly Premium Collections or Loss Payments, or breach of the General Agent's obligations under Section 5B must be cured within 2 business days.

17.6 The Company acknowledges that Crop Growers is a publicly owned company the common stock of which is traded on a national securities exchange. In the event that:

          a. there shall be consummated any consolidation or merger of Crop Growers pursuant to which the stockholders of Crop Growers immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the combined voting power of Crop Growers (or the surviving entity's) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

          b. there shall be consummated any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of Crop Growers or any of its material Subsidiaries (as defined below); or

          c. any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) Crop Growers or a Subsidiary thereof, or (B) any employee benefit plan sponsored by Crop Growers or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Crop Growers representing more than 50% of the combined voting power of Crop Growers' then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise;

          the General Agent shall give the Company notice of any such transaction within ten (10) days after such transaction is consummated.

          Following receipt of such notice, the Company may terminate this Agreement upon thirty (30) days notice given no later than the 30th day after receipt of such notice. For purposes of this Section, the term "Subsidiary" shall mean (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, by Crop Growers, or
(ii) in the case of unincorporated entities, any such entity with respect to which Crop Growers has the power, directly or indirectly, to designate more than 50% of the individuals exercising functions similar to a board of directors.

17.7 This Agreement may be terminated immediately in the event the General Agent becomes insolvent or makes any general assignment for the benefit of creditors.

17.8 In the event of termination of this Agreement, should the General Agent be in any way indebted to the Company at such time, for premium, Premium Advances, Contract Interest, Weekly Premium Collections, Loss Payments or any other obligations under this Agreement, such debt or debts shall immediately become due and payable. The Company shall have the right to suspend the General Agent's underwriting and/or claims settlement authority during the pendency or any dispute regarding the cause for termination. Minor accounting discrepancies shall not be considered grounds for termination.

17.9 In the event of termination of this Agreement, and provided the General Agent (and/or the local agents appointed by the General Agent under authority of this Agreement) has, in accordance with the terms of this Agreement, within 15 days of such termination, accounted for and paid to the Company all premiums and other monies due and owing the Company, the records of the General Agent and local agents, together with use and control of the Expiration Rights and Records, shall remain the property of the General Agent and of the local agents, as their interests may appear, and be left in their undisputed possession. Notwithstanding the ownership and possession of such Expiration Rights and Records by the General Agent, the Company shall have the undisputed right to copy all records necessary to satisfy insurance department record keeping requirements, including but not limited to all underwriting files, claims files, billing information, etc. If there has not been such an accounting and payment by the General Agent (and/or local agents appointed by the General Agent under authority of this Agreement within) 15 days of termination of this Agreement, the Company shall have the right to assume control of the General Agent's Expiration Rights and Records and may:

          a. keep all commissions payable on such expirations or their renewals and apply such commissions against what the General Agent owes the Company; and/or

          b. sell such portion of the Expiration Rights and Records that the Company reasonably believes is necessary to satisfy the General Agent's obligations to the Company pursuant to this Agreement.

          In the event that such retained commissions or sale proceeds are insufficient to satisfy the General Agent's obligations to the Company under this Agreement, the General Agent shall still be responsible for such unpaid sums. In the event that such retained commissions or sale proceeds are more than necessary to satisfy the General Agent's obligations to the Company, the Company shall return such excess to the General Agent.

          Any sale of the Expiration Rights and Records must be made in a commercially reasonable manner pursuant to the Uniform Commercial Code. The Company shall have the right to appoint any buyer of such Expiration Rights and Records as a Managing General Agent for such business.

       To the extent that the General Agent has not satisfied its financial obligations to the Company within any prescribed time period, including any cure period, and the Agreement is terminated, the Company shall notify the General Agent of the amount the Company reasonably believes the General Agent owes to the Company. If the parties cannot agree within 10 days of such notice as to the amount of premiums, amounts or other obligations due ("Disputed Obligations"), the General Agent shall deposit, in a trust account acceptable to the Company, an amount equal to the Disputed Obligations claimed by the Company to be due until such time as the dispute is resolved. To the extent that the Company subsequently reasonably believes additional amounts may be due the Company by the General Agent under this Agreement, The Company shall give notice of such additional amounts. If the parties cannot agree within 10 days of such notice as to the amount of such additional amounts. If the parties cannot agree within 10 days of such notice as to the amount of such additional owed Disputed Obligations, the General Agent shall deposit such additional amount in the trust account. Upon deposit by the General Agent in the trust account of the amounts of such Disputed Obligations, the Company shall suspend any efforts to pursue the sale of the Expiration Rights and Records or capture of commissions. Nothing in this Section shall preclude the Company from proceeding with the mechanics of a public or private sale of the Expiration Rights and Records, including giving notice of the time, place and manner of any proposed public or private sale, except that, if the provisions regarding the Disputed Obligations above are not yet concluded, no sale may actually occur.

17.10 The Company shall also have all rights of a secured creditor under the Uniform Commercial Code with respect to all other collateral or security pledged by the General Agent to the Company under this 1996 MPCI Agreement.

The Agreement is hereby amended to add the following Section 19, Section 20 and
Section 21:

SECTION 19 - SUSPENSION OR DEBARMENT UNDER AN SRA

19.1 The General Agent acknowledges that if the FCIC should suspend or debar the General Agent under 7 C.F.R. Section 3017, which suspension or debarment prevents the General Agent from performing its obligations under this Agreement, the Company, in accordance with the terms and conditions of the SRA, will remain ultimately liable to provide services to policyholders then being served under the SRA. As such, and recognizing that under the terms of this Agreement the General Agent performs, on behalf of the Company, substantially all such services to policyholders, the General Agent agrees that in the event of a suspension or debarment as contemplated under this Section 19.1, the General Agent shall take all such actions as shall be reasonably requested by the Company to ensure that service to policyholders continues without interruption and in accordance with MPCI Program Requirements (as hereinafter defined). In addition to suspension or debarment, other actions might be taken by either the Federal or a state government that could similarly substantially hinder, interfere or prevent the General Agent from performing, on the Company's behalf, substantially all such services to policyholders then being served under the SRA. In such event, to the extent necessary, the General Agent shall take all such actions as shall be reasonably requested by the Company to ensure that service to policyholders continues without interruption and in accordance with MPCI
Program Requirements.

19.2 In order to ensure the continuation of service to policyholders in the event of an event contemplated by Section 19.1, the General Agent and the Company agree, subject to any approval by the FCIC, as the case may be, that they will (during the 90 days following execution of this Agreement) discuss and agree upon plans to provide such continuation of services. If the General Agent and the Company are unable to agree to any such plans, in the event of a suspension or debarment as described in Section 19.1 hereof, they shall agree to the following:

          a. The General Agent shall (i) sell its MPCI Business (as defined below) to a third party (which third party may include the Company and shall be acceptable to the FCIC and the Company, which acceptance by the Company shall not be unreasonably withheld) or (ii) Crop Growers or the General Agent shall merge, consolidate, or sell, lease, exchange or transfer all or substantially all the assets or business of Crop Growers or the General Agent, including the MPCI Business, to a third party (which third party may include the Company and shall be acceptable to the FCIC); provided, however, that until the earlier of
          (A) the sale under this Section 19(a) or (B) the General Agent becomes obligated to proceed under Section 19.2(b) below (the "Transition Period"), the General Agent shall make available on a non-exclusive basis the assets described in (i) - (ii) and the General Agent shall make available to the Company on a non-exclusive basis and on commercially reasonable terms the employees, subagents and local agents described in (iii) and (iv) of paragraph (b) below, in all cases only to the extent reasonably necessary for the Company to continue servicing, during the Transition Period, policyholders then being serviced under the SRA; or

          b. If the General Agent shall not complete a transaction contemplated by Section 19.2(a) within 90 days of any such suspension or debarment, or such shorter period of time as may be reasonably necessary for the Company to meet the Company's obligations under the SRA in accordance with MPCI Program Requirements, then:

               (i) the General Agent would supply the Company with copies of all records necessary for the Company to meet all of the Company's obligations under the SRA and any policy of insurance issued pursuant to this Agreement (the "Company Obligations"); provided, however, that supplying such copies shall not in any way affect the use and ownership of the Expiration Rights and Records as otherwise set forth in this Agreement;

               (ii) the General Agent would make available on a non-exclusive basis, either by lease, license, management agreement, purchase or other commercially reasonable method, all computers (including hardware and software), computer records, and other data processing equipment used by the General Agent to process information used by the Company, or on the Company's behalf, that is reasonably necessary for the Company to meet the Company Obligations (the "Computer Equipment"),

               (iii) the Company shall have the right, in its discretion, to solicit for employment and/or employ any current or future employee of the General Agent or its affiliates as may be reasonably necessary for the Company to meet the Company obligations;

               (iv) the Company and the General Agent each shall have the right to continue to use any and all subagents or local agents who have placed business with the Company pursuant to this Agreement. The General Agent shall cooperate with the Company to the extent necessary to accomplish this result by executing any and all agreements necessary to transfer to the Company any requisite rights under any then existing agreements;

               (v) as a part of implementing items (i) - (iv) above, the parties agree that the Expiration Rights and Records, Computer Equipment, the right to hire employees (as provided in (iii) above), use of sub-agents or local agents (as provided in (iv) above) and such other related assets (together defined as the "MPCI Business") shall be purchased by the Company. In such case, the Company and the General Agent shall in good faith attempt to agree on the appropriate purchase price to be paid by the Company to the General Agent for the MPCI Business. In valuing the MPCI Business, due consideration shall be given to its value as a going concern, as appropriate. In the event that the Company and the General Agent cannot reach agreement on a purchase price, they shall seek an independent valuation of the MPCI Business from a mutually agreed upon investment banking firm, again giving due consideration to its value as a going concern, as appropriate. In the event that the parties do not agree upon an investment banking firm to value the MPCI Business within 110 days of any such suspension or debarment, or if the parties do not agree upon a purchase price within 30 days after delivery to them of a valuation by the investment banking firm chosen by them, the issue of such purchase price shall be submitted to binding arbitration pursuant to Section 16 of this Agreement (provided that the arbiters shall be representatives of investment banking firms and not insurance industry persons). Notwithstanding any disagreements over the amount of the purchase price, if the MPCI Business is to be sold to the Company, the General Agent shall immediately transfer the assets constituting the MPCI Business to the Company. Such transfer of the MPCI Business shall not await the determination or payment of the purchase price.

SECTION 20 - COMPLIANCE

20.1 The Company shall oversee compliance by the General Agent with the MPCI Program Requirements, the laws and regulations of the United States and the laws and regulations of the state in which the Company and General Agent are conducting business under this contract. For purposes of this Agreement, the term "MPCI Program Requirements" means all requirements of the SRA and FCIC rules, laws, regulations, bulletins, directives, instructions, court and agency rulings, and other written requirements with respect to the sale and administration of MPCI policies issued by the FCIC applicable to the General Agent's performance of its obligations under this Agreement.

20.2 The General Agent shall cooperate with the Company in the review of the General Agent's operations which are designed to assure policyholders are properly serviced, that monies are distributed in accordance with the MPCI Program Requirements, and FCIC policies and procedures are being followed.

20.3 The General Agent acknowledges that, between the General Agent on one hand and the Company and other insurers writing MPCI under the SRA on the other hand, the General Agent is responsible for compliance with the MPCI Program Requirements. The General Agent shall, in all cases and at all times, observe and obey the MPCI Program Requirements, and shall not bind the Company or any other policy writing company designated in the SRA in contravention of the MPCI Program Requirements, this Agreement, or the Company's written instructions consistent with the terms hereof. In the event of a conflict between the requirements of this Agreement and the MPCI Program Requirements, the MPCI Program Requirements shall control and take precedence and the Company and the General Agent agree to reform this Agreement to eliminate such conflict, and shall negotiate in good faith any equitable adjustment to the terms hereof that is necessary as a result of such conflict.

                    a. The General Agent has developed a plan to monitor the quality of service provided by the sales, underwriting, and claims processing functions of the General Agent's MPCI business operations. The General Agent shall provide the Company with a copy of the schedule of the activities under the internal monitoring plan, which shall include, but not be limited to, the dates, locations and types of review to be conducted. The General Agent agrees to provide the Company with a copy of any changes that are adopted to the schedule within the (10) business days of the schedule change.

                    b. the General Agent shall promptly provide the Company with a copy of each report generated from the review and a copy of any correction plan to be adopted to remedy any problems discovered by the review.

20.4 The Company and the General Agent shall form a joint task force (hereinafter referred to as the "Compliance Review Group") to identify and analyze compliance issues and to recommend actions or procedures to improve the MPCI compliance process by the Company and the General Agent. The Compliance Review Group shall identify not less than three nor more than six quality of service or compliance issues to be the subject of the Compliance Review Group's monitoring activities during each six month period. The Company and the General Agent shall consider in good faith the implementation of any recommendations of the Compliance Review Group.

20.5 If the Company finds that the General Agent has not complied with the provisions of Section 20.2 and 20.3 above, and the General Agent has not taken appropriate steps to correct the non-compliance, the Company may, at its option, require, in writing, that the General Agent take corrective action within 45 days of the date of such finding. The notice shall describe each contract violation or occurrence of non-compliance. The General Agent will provide the Company within ten days of such a notice with a correction action plan and, on or before the 45th day following such notice, the General Agent will provide the Company with a description of the correction action taken to address the non-compliance or reported violation and provided the Company with the opportunity to verify the correction action taken.

SECTION 21 - COUNTERPARTS

21.1 This Amendment may be signed in any number of counterparts and each such counterpart shall be deemed an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives at:

Novato, California, this 27th day of November, 1996.



FIREMAN'S FUND INSURANCE COMPANY


/s/ John M. Meuschke
---------------------------------
By: John M. Meuschke
Title:  Vice President


Overland Park, Kansas, this 27th day of November, 1996.


CROP GROWERS INSURANCE, INC.


       /s/ David E. Hill
---------------------------------
By:     David E. Hill
   ------------------------------
Title:  Chief Financial Officer
      ---------------------------


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